SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered effective the 31st day of December, 2005 (the "Closing Date"), by and between ELITE FLIGHT SOLUTIONS, INC., a Delaware corporation ("EFS"); and CORPORATE STRATEGIES, INC., a Delaware corporation (the "Seller").

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions of this Agreement, EFS and Seller desire for EFS to purchase from Seller and for Seller to sell to EFS (i) 1,000 shares of the issued and outstanding Class A common stock, par value $1.00 per share ("AIM Common Stock"), of AIM American Mortgage, Inc., a Texas corporation ("AIM"), representing approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM, and (ii) 554.57265 shares of Series A Preferred Stock, par value $1.00 per share, of AIM, representing one hundred percent (100%) of the issued and outstanding preferred stock of AIM ("AIM Preferred Stock", and collectively with the AIM Common Stock, the "AIM Stock"); and

WHEREAS, the Board of Directors of EFS deems it desirable and in the best interests of EFS and its stockholders that EFS purchase the AIM Stock in consideration of the issuance to the Seller of a $500,000 convertible secured debenture (the "Debenture"); and

WHEREAS, the Seller deems it desirable and in the best interests of the Seller that the Seller sell the AIM Stock to EFS; and

WHEREAS, EFS and the Seller desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

WHEREAS, the Board of Directors of Seller and the Board of Directors of EFS have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. **Agreement to Sell**. Subject to the terms and conditions hereof, the Seller agrees to sell and the EFS agrees to buy the AIM Stock.

Section 2. **Closing**.

(a) The closing of the transactions provided for herein (the "Closing") shall take place at the offices of the Seller (or conducted through the mail or electronic means) immediately upon execution of this Agreement (the "Closing Date").

(b) At the Closing, the Seller shall deliver to AIM (i) Certificate No. 1 representing the AIM Common Stock, along with a stock power duly executed by Seller providing for the transfer of the AIM Common Stock to EFS, and (ii) Certificate No. PA-2 representing the AIM Preferred Stock, along with a stock power duly executed by Seller providing for the transfer of the AIM Preferred Stock to EFS, and AIM shall deliver to EFS a certificate representing the AIM Common Stock and the AIM Preferred Stock issued in the name of the EFS.

(c) At the Closing, EFS shall (i) deliver to Seller, as the full purchase price for the AIM Stock, (x) the Debenture, in the form attached hereto marked Exhibit A, and (y) a Registration Rights Agreement, in the form attached hereto marked Exhibit B, and (ii) cause AIM to execute and deliver to Seller a Security Agreement in the form attached hereto marked Exhibit C, which shall secure the obligations of EFS contained in the Debenture.

(d) At the Closing, EFS shall deposit $50,000 cash into the operating account of AIM to serve as working capital.

Section 3. **Representations and Warranties of the Seller**. The Seller represents and warrants to the EFS as follows:

(a) The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted and is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of Seller.

(b) The Seller has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Seller will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the AIM Stock to be sold by the Seller pursuant to the terms of, or constitute a default under, any agreement, will or instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Seller or its property; no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Seller.

(c) The Seller has and will have as of the Closing Date good title to and is the sole owner of the AIM Stock, free and clear of any and all liens, claims, encumbrances, preemptive rights and any other claims of any third party; such AIM Stock is validly authorized, issued and outstanding, fully paid and nonassessable shares of AIM Common Stock and AIM Preferred Stock, as applicable; and upon Closing of the purchase of the AIM Stock as contemplated herein, EFS will receive good and marketable title to the AIM Stock purchased by it from the Seller, free and clear of any and all liens, claims, encumbrances, preemptive rights and any other claims of any third party.

(d) AIM is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas with all requisite power and authority to own its property and assets

and to carry on its business as it is now being conducted and is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of AIM.

(e) The AIM Stock owned by Seller constitutes (i) approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM and (ii) 100% of the preferred stock of AIM.

(f) The Seller has delivered to EFS (i) the audited balance sheets of AIM as of December 31, 2003 and 2004, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report pertaining to the review of such financial statements of Thomas Leger & Co., L.L.P., independent certified public accountants, and (ii) an unaudited balance sheet of AIM as of September 30, 2005 and the related unaudited consolidated statements of income for the nine months then ended (collectively, the "AIM Financial Statements"). The AIM Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except that the unaudited financial statements which are included in such AIM Financial Statements may not include footnotes which may be required by GAAP and may be subject to normal year-end adjustments). Such statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of AIM for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of AIM as of their respective dates. Since September 30, 2005, AIM has been operated in the ordinary course of business consistent with past practices.

(g) Except for the foregoing representations and warranties, Seller makes no representation or warranty, express or implied, with respect to any matter related to AIM or the AIM Stock.

Section 4. Representations and Warranties of the EFS.

(a) EFS is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted and is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of EFS.

(b) EFS represents and warrants to the Seller that EFS has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; the execution, delivery and performance of this Agreement by EFS will not constitute a default under any agreement or instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over EFS or its property; no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by EFS.

(c) EFS acknowledges and understands that the AIM Stock are being purchased for its own account, for investment purposes only, and not for the account of any other person and not with a view to distribution, assignment or resale to others, in whole or in part, and acknowledges that the sale of the AIM Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act").

(d) EFS acknowledges that it is aware that immediately prior to the Closing, AIM redeemed from the Seller 21.18 shares of Series A Preferred Stock of AIM for cash, leaving no cash proceeds in any bank accounts of AIM.

(e) EFS has authorized capital stock consisting of Two Billion (2,000,000,000) shares of common stock, par value $0.001 per share, of which 399,025,510 shares are issued and outstanding. Additionally, EFS has authorized the issuance of Five Million (5,000,000) shares of preferred stock, $0.001 per share, none of which are currently issued and outstanding. EFS has no subsidiaries. The shares of stock that are issuable upon conversion of the Debenture, will be, when issued in accordance with the terms of the Debenture, duly and validly authorized and fully paid and non-assessable, and will be issued to Seller free of all encumbrances, claims and liens whatsoever.

(f) For purposes of this Agreement, "SEC Documents" shall mean EFS's reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (including all of the foregoing filed prior to the date hereof and all exhibits included therein, and financial statements and schedules thereto, and documents incorporated by reference therein). Except as disclosed in the SEC Documents, EFS does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

(g) EFS is delinquent in the filing of its quarterly reports on Form 10-QSB for the periods ended March 31, 2005, and September 30, 2005, as well as its annual report on Form 10-K for the year ended June 30, 2005. Aside from the foregoing, to the knowledge of EFS, EFS is not delinquent in the filing of any SEC Documents required by any applicable Securities and Exchange Commission rule, regulation or mandate. EFS agrees that it will use its commercial best efforts to file as soon as practicable the foregoing reports.

(h) No representation or warranty of EFS contained in this Agreement or in the SEC Documents, and none of the statements or information concerning EFS contained in this Agreement and the schedules or in the SEC Documents, contains or will contain as of the date hereof any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5. **Covenant**. EFS hereby agrees that, for so long as the Debenture remains outstanding, it shall cause Dimple Hobbs to be elected as the President of AIM, or if she should resign from such position, another person selected by the Seller. The person acting as President of AIM during said period shall only be removed from such position with the prior written consent of the Seller, except in the event of an actual or threatened violation of law. In addition, the Seller hereby agrees that it will not sell any of the shares of EFS common stock, par value, \$0.001 per share, underlying the Debenture before the one (1) year anniversary of the issuance of the Debenture.

Section 6. **Brokers and Finders**. Neither EFS nor Seller, nor any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

Section 7. **Nature and Survival**. All statements contained in any certificate or other instrument delivered by or on behalf of EFS or Seller pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by EFS or Seller in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of one (1) year following the Closing Date.

Section 8. **Offset Against Debenture.** In the event any loss is incurred and paid by AIM in connection with that certain residential home loan to Brenda Edwards, the Debenture shall automatically be reduced (without premium) by the amount of such loss, as paid by AIM.

Section 9. **Notices**. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature page of this Agreement or such other future address as may be specified by any party by notice to the other party. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

Section 10. **Amendment**. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.

Section 11. **Miscellaneous**.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, personal representatives and assigns.

(b) This Agreement may not be assigned without the prior written consent of the parties hereto.

(c) This Agreement and any additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

(d) Each party shall bear their own cost and expenses (including attorneys' fees) incurred in connection with this Agreement and the consummation of the transactions described herein.

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IN WITNESS WHEREOF, the EFS and the Seller have executed this Agreement as of the date and year first above written.

EFS:

Address:

710 Third Street, Suite 200
Roanoke, Virginia 24061
Attn: Bruce Edwards
Facsimile: (540) 343-3370

ELITE FLIGHT SOLUTIONS, INC.

By: ______________________
Name: ______________________
Title: President / CEO

SELLER:

Address:

109 North Post Oak Lane, Suite 422
Houston, TX 77024
Attn: Timothy Connolly
Facsimile: (713) 586-6678

CORPORATE STRATEGIES, INC.

By: ______________________
Name: ______________________
Title: CEO

EXHIBIT A

DEBENTURE

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

SECURED DEBENTURE

ELITE FLIGHT SOLUTIONS, INC.

12% Secured Convertible Debenture

DUE DECEMBER 31, 2010

No. 001 US$500,000

This Secured Debenture (the "Debenture") is issued on December 31, 2005 (the "Closing Date") by Elite Flight Solutions, Inc., a Delaware corporation (the "Company"), to Corporate Strategies, Inc (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement, dated December 31, 2005 (the "Securities Purchase Agreement") among the Company and the Holder.

ARTICLE I.

Section 1.01 **Principal and Interest.** For value received, the Company hereby promises to pay to the order of the Holder on the date December 31, 2010 ("Maturity Date"), in lawful money of the United States of America and in immediately available funds the principal sum of Five Hundred Thousand Dollars **($500,000)**, together with interest on the unpaid principal of this Debenture at the rate of twelve percent (12%) per year (compounded monthly) from the date of this Debenture until paid. At the Holder's option, the entire principal amount and all accrued interest and the redemption premium specified in Section 1.04 hereof shall be either (a) paid to the Holder on the Maturity Date or (b) converted in accordance with Section 1.02 herein.

Section 1.02 **Optional Conversion.** The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per

share ("Common Stock"), at the price per share equal to the lower of (i) $.0004 (the "Fixed Price") or eighty percent (80%) of the lowest Closing Bid Price (as defined below) for the forty five (45) trading days immediately preceding the date of conversion (the "Future Price") (the "Conversion Price") or, if a Special Event of Default as defined in Section 3.01 hereof occurs at a price per share equal to eighty percent (80%) of the lowest Closing Bid Price for the thirty (30) trading days immediately preceding the date of conversion (the "Default Conversion Price"). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice. The Holder has the right to convert this Debenture after the Maturity Date. Any conversion of any portion of the Debenture to Common Stock shall be deemed to be a pre-payment of principal plus accrued and unpaid interest, without any penalty, and shall be credited against any future payments of principal and interest in the order that such payments become due and payable. "Closing Bid Price" on any day shall be the closing bid price for a share of Common Stock on such date on The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board ("OTCBB") (or such other exchange, market, or other system that the Common Stock is then traded on), as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

Section 1.03 **Reservation of Common Stock.** The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, that number of shares of Common Stock equal to a multiple of two (2) times the number of shares of Common Stock into which the Debenture is convertible from time to time based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 **Right of Redemption**. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "Redemption Notice"), a portion or all of the outstanding convertible debenture; provided, that the Closing Bid Price of the Common Stock is less then the then Fixed Price for five (5) trading days immediately prior to the delivery of the Redemption Notice to the Holder. There will be no redemption right unless the Common Stock is quoted on the OTCBB. The redemption price shall be One Hundred and Twenty percent (120%) (the "Redemption Price") of the face amount redeemed plus accrued interest. The Company shall pay the Redemption Price on all payments made pursuant to the Debenture, including payments made before, on, or after the Maturity Date. For all payments under this Debenture, the payment of the Redemption Price by the Company shall be in addition to any accrued interest due.

Section 1.05 **Registration Rights**. The Company is obligated to register the resale of the Conversion Shares under the Act, pursuant to the terms of the Registration Rights Agreement.

Section 1.06 **Interest Payments**. Except as otherwise explicitly provided herein, there will be no interest payments.

Section 1.07 **Paying Agent and Registrar**. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.08 **Secured Nature of Debenture**. This Debenture is secured by all of the assets and property of AIM American Mortgage, Inc., as provided in the Security Agreement dated the date hereof between AIM and the Holder (the "Security Agreement"), the form of which is attached as Exhibit C to the Securities Purchase Agreement.

Section 1.09 **Restriction on Sale of Conversion Shares**. The Holder hereby agrees that it will not sell any Conversion Shares before the one (1) year anniversary from the date hereof.

ARTICLE II.

Section 2.01 **Amendments and Waiver of Default.** The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency.

ARTICLE III.

Section 3.01 **Events of Default.** An Event of Default is defined as follows: (a) failure by the Company to pay principal amount or interest due hereunder on the respective due dates including the Maturity Date; (b) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Conversion Notice from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (d) if the Company files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company; (e) a breach by the Company of its obligations under this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement or any of the other documents or instruments referred to herein or therein to be executed in connection herewith or therewith (collectively, the "Transaction Documents") which is not cured by the Company within any allocated cure period therein; or (f) any issuance of shares of Common Stock or Preferred Stock without the written consent of the Holders. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, (i) accelerate full repayment of all debentures outstanding and accrued interest thereon at the Redemption Price. In addition, upon (i) an Event of Default as provided in clause (a) above or (ii) an Event of Default that prevents the Holder from expeditiously converting the Debenture into Common Stock and selling such shares in third party transactions (a "Special Event of Default"), the

Holder may, in its sole discretion convert the unpaid principal amount of this Debenture at the then Default Conversion Price.

Section 3.02 **Failure to Issue Unrestricted Common Stock.** As indicated in Section 3.01, a breach by the Company of its obligations under the Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall, at the option of the Holder, entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Conversion Notice shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01 **Re-issuance of Debenture.** When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01 **Anti-dilution.** Adjustment of Fixed Conversion Price or Future Price. The Fixed Conversion Price or Future Price shall be adjusted from time to time as follows:

(a) Adjustment of Fixed Conversion Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Closing Date of this Debenture, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities (as defined herein) and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein) or upon issuance, exercise or conversion of the Other Securities (as defined herein)) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Fixed Conversion Price then in effect shall be reduced to an amount equal to such consideration per share, provided that in no event shall the Fixed Conversion Price be reduced below $.0001.

(b) Effect on Fixed Conversion Price of Certain Events. For purposes of determining the adjusted Fixed Conversion Price under Section 5.01(a) above, the following shall be applicable:

(i) Issuance of Options. If after the date hereof, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities ("Options") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Fixed Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5.01(b)(i), the lowest price

per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Debenture issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities after the Closing Date and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Fixed Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 5.01(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 5.01(b), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Debenture shall be correspondingly readjusted. For purposes of this Section 5.01(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Closing Date of this Debenture are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 5.01(b) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(c) Effect on Fixed Conversion Price of Certain Events. For purposes of determining the adjusted Fixed Conversion Price under Sections 5.01(a) and 5.01(b), the following shall be applicable:

(i) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

(ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.0001.

(iii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Fixed Conversion Price or Future Price in effect immediately prior to such subdivision will be

proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Fixed Conversion Price or Future Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5.01(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Debenture, then, in each such case any Fixed Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Fixed Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date; and

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5.01 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the holders of the Debenture; provided, except as set forth in Section 5.01(d), that no such adjustment pursuant to this Section 5.01(f) will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 5.01.

(g) Notices.

(i) Immediately upon any adjustment of the Fixed Conversion Price or Future Price, the Company will give written notice thereof to the holder of this Debenture, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the holder of this Debenture at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(h) Definitions.

(i) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(ii) "Excluded Securities" means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided the issuance of such options is pursuant to an Approved Stock Plan.

(iii) "Other Securities" means (i) those options and warrants of the Company issued prior to, and outstanding on, the Closing Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Closing Date and (iii) the shares of Common Stock issuable upon conversion of this Debenture, or otherwise in connection with this Debenture.

(i) Nothing in this Section 5.01 shall be deemed to authorize the issuance of any securities by the Company in violation of Section 5.02.

Section 5.02 **Consent of Holder to Sell Capital Stock or Grant Security Interests.** So long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder (i) issue or sell any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8, except that such Form S-8 relates solely to an Approved Stock Plan and provided that such Form S-8 is not filed prior to 90 days following the effectiveness of the Registration Statement referenced in the Registration Rights Agreement.

ARTICLE VI.

Section 6.01 **Notice.** Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Elite Flight Solutions, Inc. 710 Third Street, Suite 200 Roanoke, VA 24016 Attention: Bruce Edwards Telephone: (540) 345-3358 Facsimile: (540) 343-3370
With a copy to:	Kirkpatrick & Lockhart Nicholson Graham, LLP 201 South Biscayne Blvd., 20th Floor Miami, FL 33131 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3300 Facsimile: (305) 358-7095
If to the Holder:	Corporate Strategies, Inc 109 North Post Oak Lane, Suite 422 Houston, TX 77024 Attention: Timothy J. Connolly Telephone: (713) 621-2737 Facsimile: (713) 586-6678
With a copy to:	Boyar & Miller 4265 San Felipe, Suite 1200 Houston, TX 77027 Attn. Steve Kesten Telephone: (832) 615-4246 Facsimile: (832) 615-4247

Section 6.02 **Governing Law**. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Delaware. The parties hereto agree that the internal laws of the State of Delaware shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Notwithstanding the foregoing, any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in Harris County, Texas. Service of process in any action by the Holders to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

Section 6.03 **Severability.** The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 **Entire Agreement and Amendments.** This Debenture and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

ELITE FLIGHT SOLUTIONS, INC.

By:______________________________

Name: Bruce Edwards

Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $____________________ of the principal amount of the above Debenture into Shares of Common Stock of Elite Flight Solutions, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	____________________
Applicable Conversion Price:	____________________
Signature:	____________________
Name:	____________________
Address:	____________________
Amount to be converted:	$___________________
Amount of Debenture unconverted:	$___________________
Conversion Price per share:	$___________________
Number of shares of Common Stock to be issued:	____________________
Please issue the shares of Common Stock in the following name and to the following address:	____________________
Issue to:	____________________
Authorized Signature:	____________________
Name:	____________________
Title:	____________________
Phone Number:	____________________
Broker DTC Participant Code:	____________________
Account Number:	____________________

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 31, 2005, by and among **ELITE FLIGHT SOLUTIONS, INC.,** a Delaware corporation (the "Company"), and **CORPORATE STRATEGIES, INC.,** a Delaware corporation (the "Investor").

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor a secured convertible debenture (the "Convertible Debenture") which shall be convertible into such number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), as is provided for in the Convertible Debenture (the "Conversion Shares"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B. To induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b) "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

(c) "Registrable Securities" means the Conversion Shares.

(d) "Registration Statement" means a registration statement under the Securities Act which covers the Registrable Securities.

SDK\002405\00004\173646.1

2. REGISTRATION.

(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than one hundred eighty (180) days from the date hereof (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the resale by the Investor of the Registrable Securities. The Company shall keep the Registration Statement "Evergreen" for the life of the Convertible Debenture or until Rule 144(k) of the Securities Act of 1933, as amended, is available to the Investor with respect to all of the Conversion Shares. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investor for its review and comment. The Investor shall furnish comments on the Initial Registration Statement to the Company within five (5) business days of the receipt thereof from the Company.

(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than ninety (90) days after the date filed (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within ninety (90) days after filing thereof.

(c) Failure to File or Obtain Effectiveness of the Registration Statement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") and not as a penalty, to the holder, a cash amount equal to two percent (2%) per month of the outstanding principal amount of the Convertible Debenture. The initial payment of Liquidated Damages shall be made within three (3) business days from the end of the month in which the Scheduled Filing Deadline or Scheduled Effective Deadline occurred, and shall continue thereafter until the Registration Statement is filed or declared effective, as the case may be.

(d) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsection bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to file a Registration Statement or to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts

was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

3. RELATED OBLIGATIONS.

(a) The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor(s) shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c) The Company shall furnish to Investor without charge, (i) at least one (1) copy of the Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as Investor may reasonably request) and (iii) such other documents as Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Investor.

(d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the

Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e) As promptly as practicable after becoming aware of such event or development, the Company shall notify Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Investor. Notwithstanding any provision of this Agreement to the contrary, if the Company makes such a notification, the Company may suspend the use of any prospectus contained in any Registration Statement for periods not to exceed forty five (45) business days in any three month period or two periods not to exceed an aggregate of ninety (90) business days in any twelve (12) month period in the event that the Company determines, in the exercise of its reasonable discretion, confirmed by a legal opinion from outside counsel, that sales of Registrable Securities thereunder could constitute violations of the Securities Act due to the Registration Statement containing an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case the Company shall use commercially reasonable efforts to remedy the deficiency in the Registration Statement within thirty (30) business days. The Company shall also promptly notify Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g) At the reasonable request of Investor, the Company shall furnish to Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

(h) The Company shall make available for inspection by (i) Investor and (ii) one (1) firm of accountants or other agents retained by Investor (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and Investor hereby agrees, to hold in strict confidence and shall not make any disclosure or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a subpoena or final, non-appealable order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i) The Company shall hold in confidence and not make any disclosure of information concerning Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Investor and allow Investor, at Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) to be included for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin

Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k) The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates to a transferee of Investor (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

(l) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

(n) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o) Within two (2) business days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(p) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4. OBLIGATIONS OF THE INVESTOR.

Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e), Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice from the Company that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of Investor in connection with any sale of Registrable Securities with respect to which Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6. INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Investor, its directors, officers, partners, employees, agents, representatives, and each Person, if any, who controls Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any

Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor.

(b) In connection with a Registration Statement, Investor agrees to hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to Investor prior to Investor's use of the prospectus to which the Claim relates.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense

of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. <u>CONTRIBUTION</u>.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS UNDER THE EXHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

(c) furnish to Investor so long as Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon Investor and the Company.

10. MISCELLANEOUS.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	ELITE FLIGHT SOLUTIONS, INC. 710 Third Street, Suite 200 Roanoke, Virginia 24061 Attn: Bruce Edwards Facsimile: (540) 343-3370
If to the Investor:	CORPORATE STRATEGIES, INC. 109 North Post Oak Lane, Suite 422 Houston, Texas 77024 Attn: Timothy Connolly Facsimile: (713) 586-6678

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Delaware. The parties hereto agree that the internal laws of the State of Delaware shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Notwithstanding the foregoing, any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in Harris County, Texas. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Securities Purchase Agreement and related documents, including the Convertible Debenture, dated the date hereof by and among the Company and Investor constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and related documents including the Convertible Debenture supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:
Elite Flight Solutions, Inc.

By:______________________________
Name: Bruce Edwards
Title: Chief Executive Officer

INVESTOR:
Corporate Strategies, Inc.

By:______________________________
Name: Timothy J. Connolly
Title: Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention: **CORPORATE STRATEGIES, INC.**

Re: **ELITE FLIGHT SOLUTIONS, INC.**

Ladies and Gentlemen:

We are counsel to Elite Flight Solutions, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement") entered into by and among the Company and the Investor named therein (the "Investor") pursuant to which the Company issued to the Investor a convertible debenture which is convertible into shares of its Common Stock, par value $0.001 per share (the "Common Stock"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-____________) (the "Registration Statement") with the Securities and Exchange SEC (the "SEC") relating to the Registrable Securities which names each of the Investor as a selling stockholder there under.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at **[ENTER TIME OF EFFECTIVENESS]** on **[ENTER DATE OF EFFECTIVENESS]** and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[Law Firm]

By:________________________________

EXHIBIT C

SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this **"Security Agreement"**) is made and entered into as of December 31, 2005 (the **"Execution Date"**), by and between **AIM AMERICAN MORTGAGE, INC.**, a Texas corporation (**"AIM"**), and **CORPORATE STRATEGIES, INC.**, a Delaware corporation (**"Secured Party"**).

RECITALS

A. Subject to the terms and conditions of that certain Securities Purchase Agreement, between Secured Party and Elite Flight Solutions, Inc., a Delaware corporation (**"EFS"**), dated of even date herewith (the **"Securities Purchase Agreement"**), EFS purchased from Secured Party (i) 1,000 shares of the issued and outstanding Class A common stock, par value $1.00 per share of AIM, representing approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM, and (ii) 399,025,510 shares of Series A Preferred Stock, par value $1.00 per share, of AIM, representing one hundred percent (100%) of the issued and outstanding preferred stock of AIM (collectively, the **"AIM Stock"**).

B. In consideration for the purchase of the AIM Stock, EFS issued Secured Party a $500,000 convertible secured debenture (the **"Debenture"**), that is convertible into a number of shares of common stock of EFS as more specifically provided in the Debenture, and agreed to grant certain registration and other rights to Secured Party pursuant to that certain Registration Rights Agreement by and between Secured Party and EFS dated of even date herewith (the **"Registration Rights Agreement"**) .

C. As a condition precedent to the consummation of the above referenced agreements, Secured Party and AIM wish to enter into this Security Agreement to secure the payment and performance of all indebtedness, liabilities and obligations of EFS due or to become due to Secured Party under the Debenture and the Registration Rights Agreement (collectively, the **"Obligations"**).

D. AIM represents that, as it will be a subsidiary of EFS following the consummation of the transactions contemplated by the Securities Purchase Agreement, it will directly or indirectly, benefit from the acquisition of its stock by EFS for which the Obligations serve as consideration.

AGREEMENT

AIM and Secured Party agree as follows:

1. Grant of Security Interest. AIM hereby grants to Secured Party a security interest in the collateral, as described and defined in Attachment A to this Security Agreement (the **"Collateral"**), to secure the payment and performance of all of the Obligations due or to become due, and all modifications, renewals, extensions, rearrangements, substitutions and replacements of such Obligations.

SDK\002405\00004\173659.2

2. **Release of Collateral.** The Collateral shall be released and relieved of the security interest granted herein, and AIM shall be entitled to unencumbered title thereto and possession thereof, upon full and complete payment, performance, satisfaction, forgiveness or observance of all Obligations in accordance with the terms of this Security Agreement, the Debenture and the Registration Rights Agreement. Upon the release of the Collateral, Secured Party shall execute and deliver, at AIM's sole cost and without recourse against Secured Party, any necessary instruments of title, release, reassignment and delivery as AIM may reasonably request.

3. **Rights and Remedies upon Default.** Upon the occurrence and during the continuation of any events of default described in the Debenture, or upon a material breach of the Registration Rights Agreement by EFS, Secured Party may accelerate all of the Obligations and shall have, in addition to all other rights and remedies provided herein or by applicable law, all of the rights and remedies of a secured party under the Texas Uniform Commercial Code (the **"Code"**).

4. **Expenses.** AIM will on demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of its legal counsel and of any experts or agents, which Secured Party may incur in connection with: (i) the exercise or enforcement by Secured Party of any of its rights or remedies under this Security Agreement, or (ii) any failure by AIM to perform any of the Obligations.

5. **AIM Remains Liable.** Notwithstanding any other provision of this Security Agreement, (i) AIM shall remain liable under the contracts and agreements included in the Collateral to perform all of AIM's duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights under this Security Agreement shall not release AIM from any of AIM's duties or obligations under the contracts and agreements included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of AIM or to take any action to collect or enforce any claim for payment.

6. **Waivers; Cumulative Remedies.** AIM waives notice of the acceptance of this Security Agreement and all other notices, demands or protests to which AIM might otherwise be entitled by law in respect to this Security Agreement, the Obligations or the Collateral, and which may be lawfully waived. Secured Party shall have no duty as to the collection or protection of the Collateral or any income, or as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof. Secured Party may exercise its rights and remedies with respect to the Collateral without resorting or regard to other security or sources for payment. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently.

7. **Authorization to File Financings Statement.** AIM authorizes Secured Party to prepare and file all financing statements (Form UCC-1), continuation statements (Form UCC-3), or other written statements or notices required in order to perfect, secure or maintain as perfected Secured Party's security interest in the Collateral, without the signature of AIM where permitted by law. Copies of all financing statements, continuation statements or other written statements or notices shall be promptly delivered to AIM.

8. **Further Assurances.** Each Party shall perform any further acts and execute any further documents, including, without limitation, financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices as may be reasonably necessary or otherwise reasonably requested to perfect, secure or maintain as perfected Secured Party's security interest in the Collateral or to carry out the provisions of this Security Agreement.

9. **Amendments.** This Security Agreement may be modified or amended, waived, discharged or terminated only by an instrument in writing signed by the Party against which enforcement of the amendment, waiver, discharge or termination is sought.

10. **Assignment.** If at any time or times by sale, assignment, negotiation, pledge or otherwise, Secured Party transfers any of the Obligations, such transfer shall carry with it Secured Party's rights and remedies under this Security Agreement with respect to the transferred Obligations, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer. If and to the extent Secured Party retains any other Obligations, Secured Party shall continue to have those rights and remedies.

11. **Costs and Fees.** AIM agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Secured Party in the enforcement of this Security Agreement and the Obligations.

12. **Counterparts.** This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13. **Definitions and Incorporation by Reference.** All terms used but not expressly defined in this Security Agreement will have the same meaning as set forth in the Code. All terms, provisions and definitions of any loan agreements, guarantees or other credit arrangements between AIM and Secured Party are incorporated in this Security Agreement by reference as though set forth in full.

14. **Dispute Resolution.** All disputes, controversies, claims, questions, or disagreements arising out of or relating to this Security Agreement, shall be litigated in any state or federal court having appropriate jurisdiction and located within the State of Texas, County of Harris. The Parties, by the execution of this Security Agreement, expressly consent to the jurisdiction of any such court, to venue therein and to the service of process in any such action or proceedings, as required by applicable law.

15. **Choice of Law.** This Security Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Texas.

16. **Notices.** All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature

page of this Agreement or such other future address as may be specified by any party by notice to the other party. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

17. Severability. If any provision, or the application of any provision, of this Security Agreement is determined to be illegal, invalid or unenforceable, that provision shall be severed from this Security Agreement and such severance shall have no effect upon the enforceability, performance or obligations of the remainder of this Security Agreement.

18. Successors and Assigns. This Security Agreement shall be binding upon AIM's heirs, successors, assigns, and representatives and shall inure to the benefit of and be enforceable by Secured Party and its successors, assigns, and representatives.

[*signature page follows*]

AIM and Secured Party have executed this Security Agreement on the Execution Date.

AIM AMERICAN MORTGAGE, INC., a Texas limited liability company

____
By: ______________________________
Its: ______________________________

Address of principal place of business:

109 North Post Oak Lane, Suite 422
Houston, Texas 77024
Attn: Dimple Hobbs

CORPORATE STRATEGIES, INC., a Texas corporation

____
By: ______________________________
Its: ______________________________

Address of principal place of business:

109 North Post Oak Lane, Suite 422
Houston, Texas 77024
Attn: Timothy J. Connolly

SDK\002405\00004\173659.2

<u>**Attachment A**</u>

DESCRIPTION OF COLLATERAL

All present and future right, title and interest of **AIM AMERICAN MORTGAGE, INC.,** a Texas limited liability company (**"Debtor"**), in and to the following property, whether now owned or later acquired or created: (a) payments and rights to payment from all sources, for goods sold or leased or for services furnished, including, without limitation, all those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance (**"Accounts Receivable"**); (b) furniture, fixtures, inventory and equipment; (c) proceeds of letters of credit of which Debtor is named beneficiary; (d) general intangibles; (e) contract rights; (f) chattel paper; (g) instruments; (h) documents; (i) insurance proceeds; (j) all books and records in respect to the foregoing; and (k) proceeds of all the foregoing (collectively, the **"Collateral"**).